EXHIBIT 24.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements (Nos. 33-45396 and 333-26567) on Form S-8 of Ross Cosmetics Distributions Centers, Inc. and Tristar Corporation, respectively, of our report dated November 24, 1999, related to the consolidated financial statements and financial statement schedule of Tristar Corporation and Subsidiaries, which report is included in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

Dallas, Texas
November 24, 1999